Exhibit 99.1

NOBILITY HOMES, INC. ANNOUNCES INCREASED SALES AND EARNINGS FOR ITS THIRD QUARTER 2019

Ocala, FL…September 9, 2019—Today Nobility Homes, Inc. (OTCQX: NOBH) announced sales and earnings for its third quarter ended August 3, 2019. Sales for the third quarter of 2019 were up 3% to $11,785,366 as compared to $11,447,636 recorded in the third quarter of 2018. Income from operations for the third quarter of 2019 was up 57% to $2,293,141 versus $1,462,392 in the same period a year ago. Net income after taxes was up 104% to $2,543,104 as compared to $1,248,084 for the same period last year. On June 28, 2019 the Company sold its former Pace retail sales center property located in Pace, Florida for total net proceeds of $1,078,325. The Company recognized a gain on the sale of this property of $864,887. Diluted earnings per share for the third quarter of 2019 were $0.67 per share compared to $0.32 per share last year.

For the first nine months of fiscal 2019, sales were up 19% to $35,567,828 as compared to $30,015,718 for the first nine months of 2018. Income from operations was up 66% to $6,200,698 versus $3,744,496 last year. Net income after taxes was up 73% to $5,898,635 compared to $3,399,925 last year. Diluted earnings per share were $1.53 per share compared to $0.87 per share last year.

Nobility’s financial position for the first nine months of 2019 remains very strong with cash and cash equivalents, certificates of deposit and short term investments of $31,762,269 and no outstanding debt. Working capital is $37,042,814 and our ratio of current assets to current liabilities is 5.9:1. Stockholders’ equity is $48,246,860 and the book value per share of common stock outstanding increased to $12.88.

Terry Trexler, President, stated, “The demand for affordable manufactured housing in Florida continues to be strong. According to the Florida Manufactured Housing Association, shipments in Florida for the period from November 2018 through July 2019 were up approximately 19.4% from the same period last year. Constrained consumer credit and the lack of lenders in our industry, partly as a result of an increase in government regulations, still affects our results by limiting many affordable manufactured housing buyers from purchasing homes. However, legislation may help improve this situation in the future.

Maintaining our strong financial position is vital for future growth and success. Because of very challenging business conditions during economic recessions in our market area, management will continue to evaluate all expenses and react in a manner consistent with maintaining our strong financial position, while exploring opportunities to expand our distribution and manufacturing operations.

Our many years of experience in the Florida market, combined with home buyers’ increased need for more affordable housing, should serve the Company well in the coming years. Management remains convinced that our specific geographic market is one of the best long-term growth areas in the country”.

On June 5, 2019 the Company celebrated its 52nd anniversary in business specializing in the design and production of quality, affordable manufactured homes. With multiple retail sales centers, an insurance agency subsidiary, and an investment in a retirement manufactured home community, we are the only vertically integrated manufactured home company headquartered in Florida.

MANAGEMENT WILL NOT HOLD A CONFERENCE CALL. IF YOU HAVE ANY QUESTIONS, PLEASE CALL TERRY OR TOM TREXLER @ 800-476-6624 EXT 121 OR TERRY@NOBILITYHOMES.COM OR TOM@NOBILITYHOMES.COM

Certain statements in this report are unaudited or forward-looking statements within the meaning of the federal securities laws. Although Nobility believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, uncertain economic conditions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchasers, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, the impact of marketing and cost-management programs, reliance on the Florida economy, possible labor shortages, possible materials shortages, increasing labor cost, cyclical nature of the manufactured housing industry, impact of fuel costs, catastrophic events impacting insurance costs, availability of insurance coverage for various risks to Nobility, market demographics, management’s ability to attract and retain executive officers and key personnel, increased global tensions, impact of mandated tariffs on material prices, market disruptions resulting from terrorist or other attack and any armed conflict involving the United States and the impact of inflation.

NOBILITY HOMES, INC.

Condensed Consolidated Balance Sheets

	August 3, 2019	November 3, 2018

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,146,880	$28,364,861
Certificates of Deposit	10,118,833	6,034,093
Short-term investments	496,556	537,767
Accounts receivable—trade	1,993,058	1,783,073
Note receivable	67,899	46,444
Mortgage notes receivable	17,317	15,664
Inventories	9,070,508	7,270,550
Pre-owned homes, net	499,463	933,640
Prepaid expenses and other current assets	1,238,456	1,090,152

Total current assets	44,648,970	46,076,244
Property, plant and equipment, net	4,900,716	4,763,566
Pre-owned homes, net	793,671	473,191
Note receivable, less current portion	42,047	46,265
Mortgage notes receivable, less current portion	233,247	236,402
Other investments	1,631,721	1,571,166
Property held for sale	—	213,437
Deferred income taxes	—	40,156
Cash surrender value of life insurance	3,572,974	3,437,974
Other assets	156,287	156,287

Total assets	$55,979,633	$57,014,688

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$933,587	$1,085,095
Accrued compensation	768,825	869,657
Accrued expenses and other current liabilities	1,943,653	1,349,381
Income taxes payable	852,236	579,786
Customer deposits	3,107,855	4,064,268

Total current liabilities	7,606,156	7,948,187
Deferred income taxes	126,617	—

Total liabilities	7,732,773	7,948,187

Commitments and contingent liabilities

Stockholders' equity:
Preferred stock, $.10 par value, 500,000 shares authorized; none issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized; 5,364,907 shares issued; 3,746,570 and 3,873,731 outstanding, respectively	536,491	536,491
Additional paid in capital	10,686,657	10,670,848
Retained earnings	52,386,965	50,352,546
Accumulated other comprehensive income	349,999	390,407
Less treasury stock at cost, 1,618,337 shares in 2019 and 1,491,176 shares in 2018	(15,713,252)	(12,883,791)

Total stockholders' equity	48,246,860	49,066,501

Total liabilities and stockholders' equity	$55,979,633	$57,014,688

NOBILITY HOMES, INC.

Condensed Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018

Net sales	$11,785,366	$11,447,636	$35,567,828	$30,015,718

Cost of sales	(8,139,910)	(8,705,847)	(25,506,957)	(22,745,684)

Gross profit	3,645,456	2,741,789	10,060,871	7,270,034

Selling, general and administrative expenses	(1,352,315)	(1,279,397)	(3,860,173)	(3,525,538)

Operating income	2,293,141	1,462,392	6,200,698	3,744,496

Other income:
Interest income	134,526	99,594	431,995	216,977
Undistributed earnings in joint venture—Majestic 21	19,800	28,602	60,555	78,917
Proceeds received under escrow arrangement	76,734	117,271	289,341	172,911
Gain on sale of assets	864,887	—	880,129	203,512
Miscellaneous	10,834	10,083	33,714	22,667

Total other income	1,106,781	255,550	1,695,734	694,984

Income before provision for income taxes	3,399,922	1,717,942	7,896,432	4,439,480

Income tax expense	(856,818)	(469,858)	(1,997,797)	(1,039,555)

Net income	2,543,104	1,248,084	5,898,635	3,399,925

Other comprehensive loss

Unrealized investment loss, net of tax effect	(96,120)	(5,046)	(40,408)	(50,556)

Comprehensive income	$2,446,984	$1,243,038	$5,858,227	$3,349,369

Weighted average number of shares outstanding:

Basic	3,807,357	3,873,746	3,848,936	3,925,007

Diluted	3,808,617	3,875,897	3,850,169	3,927,066

Net income per share:

Basic	$0.67	$0.32	$1.53	$0.87

Diluted	$0.67	$0.32	$1.53	$0.87